UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  August 11, 2006
                                                   -------------------
                                                     (August 8, 2006)

                         PR SPECIALISTS, INC.
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       (Exact name of registrant as specified in its charter)


         Delaware                333-34686             95-4792965
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(State or other jurisdiction    (Commission          (IRS Employer
     of incorporation)          File Number)       Identification No.)


     2300 NE 48th Court, Lighthouse Point, Florida         33064
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     (Address of principal executive offices)            (Zip Code)


 Registrant's telephone number, including area code: (954) 725-0138
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    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

    During August 8, 2006 to August 10, 2006, the registrant sold 300,000 shares of the registrant's common stock, $0.001 par value, to five accredited persons at an offering price of $0.15 per share. The registrant received an aggregate of $45,000 from the sale. The shares of the registrant's common stock were issued in reliance upon exemptions from registration available under Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and are "restricted securities." No underwriters or agents were involved in the foregoing issuance and no commission or other remuneration was paid or given directly or indirectly to any person by the registrant.

Item 8.01.  Other Events.

    The registrant is making preparations to file its past reports that it did not timely file with the Securities and Exchange Commission ("SEC") so that the registrant will be current with its SEC reporting. As of the date of this report, the registrant has filed with the SEC its periodic reports up to the quarterly period ended September 30, 2002, but it has not filed with the SEC any subsequent annual or quarterly reports on Form 10-KSB and Form 10-QSB for any subsequent annual or quarterly periods.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PR Specialists, Inc.


By: /s/ Lawrence Ruden
   ---------------------------
   Lawrence Ruden, President

Dated: August 11, 2006